Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Fourth Quarter and Full Year 2025 Financial Results and Provides 2026 Financial Guidance

•
Fourth quarter revenue of $198 million, a year-over-year increase of 18% as reported, 14% organic with continued momentum in orders in the quarter
•
Full year 2025 revenue of $738 million, a year-over-year increase of 16% for both reported and organic non-COVID
•
Full year 2026 revenue guidance of $810 million - $840 million, 10% to 14% reported revenue growth, 9% to 13% organic and adjusted operating margin expansion of 150 bps at the midpoint

WALTHAM, Mass., February 24, 2026 -- Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its fourth quarter of 2025, covering the three- and twelve- month periods ended December 31, 2025. The Company is also providing financial guidance for the full year 2026.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We had a great finish to 2025 with 14% organic growth in the quarter led by Analytics and Proteins. As a result, we exceeded the high end of our October revenue and adjusted operating income guidance. We are thrilled by our strong performance in 2025 with 16% organic non-COVID growth driven by traction across our differentiated portfolio, while continuing to expand margins.

“As we turn the page to 2026, we are excited about our product portfolio, the team we've built, and the strategy we are executing. We are investing with intention: expanding our commercial presence and scaling our operations for greater agility. We remain focused on innovation that enables customers to accelerate development and improve yields. Our initial 2026 guidance calls for 10% - 14% revenue growth, which we believe is an appropriate starting point for the year and includes a two-point gene therapy headwind. In addition, we expect 150 bps of adjusted operating margin expansion at the midpoint.”

Q4 2025 BUSINESS HIGHLIGHTS

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Executed on All 2025 Strategic Priorities.
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Delivered 14% organic growth in FY25, which surpassed the high end of our initial guidance range and meaningfully outpaced market growth.
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Increased FY adjusted operating margins by 90 bps or 240 bps excluding the impact of M&A and foreign exchange, while making key investments across our portfolio and becoming more fit for growth.
o
Expanded our Analytics portfolio via M&A and launched multiple new products across our Analytics, Filtration, and Proteins franchises.
•
Proteins Launch. Launched three new high® performance chromatography resins: AVIPure HiPer™ AAV9 and AVIPure® HiPer™ AAV8 affinity resins, along with HiPer™ QA anion exchange resin, expanding the Company’s growing proteins portfolio and reinforcing our commitment to innovation in next-generation bioprocessing.
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APAC Investments. In the fourth quarter, we opened a new office in Singapore and expanded our footprint in Japan. This builds on our growing APAC presence as we continue to invest in the region to support future growth.

FINANCIAL PERFORMANCE

Q4 and Full Year 2025 Financial Performance (compared to prior year periods except as noted)

All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Q4 reported revenue was $198 million, compared to $168 million, an increase of 18% as reported and 14% organic, bringing our full year 2025 revenue to $738 million, compared to $634 million, an increase of 16% as reported and 14% organic.

•
Q4 GAAP gross profit was $104 million, compared to $39 million. Adjusted gross profit was $104 million, compared to $85 million. For the full year 2025, GAAP gross profit was $386 million, compared to $275 million. Adjusted gross profit was $388 million, compared to $320 million.
•
Q4 GAAP income (loss) from operations was $18 million, compared to ($37) million. Adjusted income from operations was $30 million, compared to $25 million. For the full year 2025, GAAP income (loss) from operations was $55 million, compared to ($35) million. Adjusted income from operations was $102 million, compared to $82 million.
•
Q4 GAAP net income (loss) was $13 million, compared to ($34) million. Adjusted net income was $28 million, compared to $25 million. For the full year 2025, GAAP net income (loss) was $49 million, compared to ($26) million. Adjusted net income was $97 million, compared to $89 million.
•
Q4 GAAP earnings (loss) per share was $0.23 on a fully diluted basis, compared to ($0.60). Adjusted earnings per share was $0.49 on a fully diluted basis, compared to $0.44. For the full year 2025, GAAP earnings (loss) per share was $0.86 on a fully diluted basis, compared to ($0.46). Adjusted earnings per share was $1.71 on a fully diluted basis, compared to $1.58.

MARGIN SUMMARY

GAAP Margins	Q4 2025	Q4 2024	FY 2025	FY 2024
Gross Margin	52.5%	23.2%	52.3%	43.3%
Operating (EBIT) Margin	9.0%	(21.8)%	7.5%	(5.5)%
Net Income (Loss) Margin	6.7%	(20.2)%	6.6%	(4.0)%

Adjusted (non-GAAP) Margins	Q4 2025	Q4 2024	FY 2025	FY 2024
Gross Margin	52.4%	50.7%	52.6%	50.4%
Operating (EBIT) Margin	15.0%	14.9%	13.8%	12.9%
Net Income Margin	14.0%	15.0%	13.1%	14.0%
EBITDA Margin	20.0%	20.9%	19.0%	18.5%

Cash, cash equivalents and marketable securities at December 31, 2025, were $768 million, compared to $757 million at December 31, 2024.

FINANCIAL GUIDANCE FOR FULL YEAR 2026

All Adjusted figures are non-GAAP

Our financial guidance for the full year 2026 is based on expectations for our existing business. Our Adjusted (non-GAAP) guidance excludes the impact of any potential or pending business acquisitions in 2026, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at February 24, 2026)
FY 2026	Adjusted (non-GAAP)
Total Reported Revenue	$810M - $840M
Reported Growth	10% - 14%
Organic Growth	9% - 13%
Gross Margin	53.6% - 54.1%
Income from Operations	$122M - $130M
Operating Margin	15.1% - 15.5%
Other Income (Expense)	~$18M
Adjusted EBITDA Margin	20% - 20.5%
Tax Rate on Pre-Tax Income	22% - 23%
Net Income	$109M - $114M
Earnings Per Share - Diluted	$1.93 - $2.01

Revenue guidance reflects just under a one point benefit from foreign currency and M&A.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, February 24, 2026, at 8:30 a.m. ET, to discuss fourth quarter 2025 financial results, corporate developments and financial guidance for 2026. The conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period following the live event. You can access the replay on the Investor Relations section of the Company's website.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (“GAAP”), the following Adjusted (“non-GAAP”) measures of financial performance are included in this release: organic non-COVID revenue and non-COVID revenue growth; organic revenue and organic revenue growth; adjusted cost of goods sold, adjusted gross profit and adjusted gross margin; adjusted R&D expense and adjusted SG&A expense; adjusted income from operations and adjusted operating margin; organic adjusted operating margin year-over-year change; adjusted pre-tax income; adjusted net income and adjusted net income margin; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue and margin growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts the reported amounts from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other non-cash charges; inventory step-up costs and adjustments; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. Further, organic adjusted operating margin year-over-year change excludes the effect of adjustments above, as well as the impact of mergers and acquisitions and foreign exchange. This measure is used by the Company in periods of acquisition because the timing, size and number of such transactions and their related impact on the financial statements may vary and make comparison of long-term results difficult.

All reconciliations of above GAAP figures to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

The Company does not provide GAAP financial measures on a forward looking basis as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. The Company cannot reasonably predict items including, but not limited to, the timing and amount of future restructuring, cost-savings actions and acquisition and integration related costs. These items are generally uncertain and are not indicative of ongoing operations of the business, and the impact could be material to our results in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2026 financial guidance and related assumptions; expected demand in the markets in which we operate; expectations regarding the acquisition of 908 Devices’ bioprocessing portfolio; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow as predicted; our ability to achieve our 2026 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; the risk that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our upcoming Annual Report on form 10-K for the year ended December 31, 2025 and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

(781) 419-0204

investors@repligen.com

REPLIGEN CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$566,021	$757,355
Marketable securities	201,607	—
Accounts receivable, net of allowances of $2,767 and $1,832 at December 31, 2025 and December 31, 2024, respectively	158,587	134,115
Inventories, net	170,458	142,964
Prepaid expenses and other current assets	40,712	31,607
Total current assets	1,137,385	1,066,041
Noncurrent assets:
Property, plant and equipment, net	186,614	197,738
Intangible assets, net	386,147	397,897
Goodwill	1,114,408	1,030,995
Deferred tax assets	694	749
Operating lease right of use assets	119,538	135,378
Other noncurrent assets	4,913	868
Total noncurrent assets	1,812,314	1,763,625
Total assets	$2,949,699	$2,829,666
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$30,010	$32,134
Operating lease liabilities	21,559	15,104
Contingent consideration	5,049	17,126
Accrued liabilities	79,208	62,423
Total current liabilities	135,826	126,787
Noncurrent liabilities:
Convertible Senior Notes due 2028, net	542,213	525,567
Deferred tax liabilities	22,496	22,775
Noncurrent operating lease liabilities	126,176	145,576
Noncurrent contingent consideration	1,304	19,662
Other noncurrent liabilities	15,555	16,581
Total noncurrent liabilities	707,744	730,161
Total liabilities	843,570	856,948
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 80,000,000 shares authorized; 56,325,429 shares at December 31, 2025 and 56,091,677 shares at December 31, 2024 issued and outstanding	563	561
Additional paid-in capital	1,651,849	1,617,336
Accumulated other comprehensive loss	(2,531)	(52,533)
Retained earnings	456,248	407,354
Total stockholders’ equity	2,106,129	1,972,718
Total liabilities and stockholders’ equity	$2,949,699	$2,829,666

REPLIGEN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Product	$197,728	$167,394	$737,960	$634,178
Royalty and other revenue	185	153	296	261
Total revenue	197,913	167,547	738,256	634,439
Costs and operating expenses:
Cost of goods sold	94,082	128,706	352,011	359,794
Research and development	13,120	11,677	54,177	43,200
Selling, general and administrative	74,363	60,474	290,508	263,368
Change in fair value of contingent consideration	(1,520)	3,191	(13,607)	3,191
Total costs and operating expenses	180,045	204,048	683,089	669,553
Income (loss) from operations	17,868	(36,501)	55,167	(35,114)
Other income (expense), net:
Investment income	6,754	8,293	27,574	35,827
Interest expense	(5,495)	(5,462)	(21,513)	(20,731)
Amortization of debt issuance costs	(417)	(411)	(1,660)	(1,843)
Other income (expense), net	403	(4,527)	2,815	(5,174)
Other income (expense), net	1,245	(2,107)	7,216	8,079
Income (loss) before income taxes	19,113	(38,608)	62,383	(27,035)
Income tax provision (benefit)	5,826	(4,739)	13,489	(1,521)
Net income (loss)	$13,287	$(33,869)	$48,894	$(25,514)
Earnings (loss) per share:
Basic	$0.24	$(0.60)	$0.87	$(0.46)
Diluted	$0.23	$(0.60)	$0.86	$(0.46)
Weighted average common shares outstanding:
Basic	56,310	56,057	56,234	55,937
Diluted	56,659	56,057	56,561	55,937

REPLIGEN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)
	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$48,894	$(25,514)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	78,745	69,673
Amortization of debt discount and issuance costs	16,646	15,588
Inventory step-up amortization	1,560	—
Stock-based compensation	32,605	48,070
Deferred income taxes, net	(3,373)	(16,790)
Change in fair value of contingent consideration	(13,607)	3,191
Net unrealized foreign exchange gain	(13,014)	—
Operating lease right of use asset amortization	18,211	16,889
Other adjustments and non-cash items	1,630	3,366
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	(17,165)	(14,031)
Inventories	(14,947)	56,895
Prepaid expenses and other current assets	(7,756)	1,553
Other noncurrent assets	(1,560)	471
Accounts payable	(4,150)	12,898
Accrued liabilities	11,813	6,106
Operating lease liabilities	(15,556)	(8,292)
Noncurrent liabilities	(1,559)	5,321
Total cash provided by operating activities	117,417	175,394
Cash flows for investing activities
Acquisitions, net of cash acquired	(70,328)	(54,765)
Purchases of marketable securities	(200,257)	—
Additions to capitalized software costs	(2,211)	(4,222)
Purchases of property, plant and equipment	(23,519)	(25,677)
Sale of property, plant and equipment	238	—
Purchase of intellectual property	—	(3,006)
Other investing activities	(2,397)	1,287
Total cash used in investing activities	(298,474)	(86,383)
Cash flows for financing activities
Proceeds from exercise of stock options	3,176	4,294
Payment of tax withholding obligation on vesting of restricted stock	(8,833)	(9,882)
Repayment of 2019 Notes	—	(69,939)
Payment of earnout consideration	(9,548)	(7,375)
Total cash used in financing activities	(15,205)	(82,902)
Effect of exchange rate changes on cash and cash equivalents	4,928	(77)
Net (decrease) increase in cash and cash equivalents	(191,334)	6,032
Cash and cash equivalents, beginning of period	757,355	751,323
Cash and cash equivalents, end of period	$566,021	$757,355

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Non-COVID Revenue Growth (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
TOTAL REPORTED REVENUE (GAAP) GROWTH	18%	1%	16%	0%
Acquisition revenue	(1)%	0%	(1)%	(2)%
Currency exchange	(2)%	2%	(1)%	1%
ORGANIC REVENUE GROWTH (NON-GAAP)	14%	3%	14%	(1)%
COVID revenue	0%	13%	2%	2%
ORGANIC NON-COVID REVENUE GROWTH (NON-GAAP)	14%	16%	16%	1%

Reconciliation of Income (Loss) from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
INCOME (LOSS) FROM OPERATIONS (GAAP)	$17,868	$(36,501)	$55,167	$(35,114)
ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS (GAAP):
Acquisition and integration costs	3,346	2,450	18,067	7,347
Restructuring activities and other related charges(1)	(1,138)	45,232	(49)	47,171
Incremental costs attributed to CEO transition(2)	—	16	—	22,362
Intangible amortization	9,769	8,689	39,057	34,615
Contingent Consideration	(1,520)	3,191	(13,607)	3,191
Inventory step-up charges	491	—	1,560	—
Other(4)	921	1,922	1,628	2,508
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$29,737	$24,999	$101,823	$82,080
OPERATING (EBIT) MARGIN (GAAP)	9.0%	(21.8)%	7.5%	(5.5)%
ADJUSTED OPERATING (EBIT) MARGIN (NON-GAAP)	15.0%	14.9%	13.8%	12.9%

Reconciliation of Operating (EBIT) Margin Growth to Organic Adjusted Operating Margin Growth (Non-GAAP)

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
OPERATING (EBIT) MARGIN (GAAP) YEAR-OVER-YEAR CHANGE	30.8%	13.0%
Acquisition and integration costs	0.2%	1.3%
Restructuring activities and other related charges(1)	(27.6)%	(7.4)%
Incremental costs attributed to CEO transition(2)	(0.0)%	(3.5)%
Intangible amortization	(0.3)%	(0.2)%
Contingent Consideration	(2.7)%	(2.3)%
Inventory step-up charges	0.2%	0.2%
Other(4)	(0.7)%	(0.2)%
ADJUSTED OPERATING (EBIT) MARGIN (NON-GAAP) YEAR-OVER-YEAR CHANGE	0.1%	0.9%
Impact of mergers and acquisitions	1.7%	1.7%
Currency exchange	(0.4)%	(0.2)%
ORGANIC ADJUSTED OPERATING MARGIN (NON-GAAP) YEAR-OVER-YEAR CHANGE	1.4%	2.4%

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
NET INCOME (LOSS) (GAAP)	$13,287	$(33,869)	$48,894	$(25,514)
ADJUSTMENTS TO NET INCOME (LOSS) (GAAP):
Acquisition and integration costs	3,346	2,450	18,067	7,347
Restructuring activities and other related charges(1)	(1,138)	45,232	(49)	46,937
Incremental costs attributed to CEO transition(2)	—	16	—	22,362
Intangible amortization	9,769	8,689	39,057	34,615
Contingent Consideration	(1,435)	3,191	(16,720)	3,191
Inventory step-up charges	491	—	1,560	—
Non-cash interest expense	3,990	3,681	15,471	14,291
Amortization of debt issuance costs	417	411	1,660	1,843
Foreign currency impact of certain intercompany loans (3)	(867)	4,883	(867)	5,509
Other(4)	921	1,922	1,628	2,508
Tax effect of non-GAAP charges	(1,094)	(11,479)	(11,756)	(24,288)
ADJUSTED NET INCOME (NON-GAAP)	$27,687	$25,127	$96,945	$88,801
NET INCOME (LOSS) MARGIN (GAAP)	6.7%	(20.2)%	6.6%	(4.0)%
ADJUSTED NET INCOME MARGIN (NON-GAAP)	14.0%	15.0%	13.1%	14.0%

Reconciliation of Earnings (Loss) Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
EARNINGS (LOSS) PER SHARE (GAAP) - DILUTED	$0.23	$(0.60)	$0.86	$(0.46)
ADJUSTMENTS TO EARNINGS (LOSS) PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.06	0.04	0.32	0.13
Restructuring activities and other related charges(1)	(0.02)	0.80	—	0.83
Incremental costs attributed to CEO transition(2)	—	—	—	0.40
Intangible amortization	0.17	0.15	0.69	0.61
Contingent Consideration	(0.03)	0.06	(0.30)	0.06
Inventory step-up charges	0.01	—	0.03	—
Non-cash interest expense	0.07	0.07	0.27	0.25
Amortization of debt issuance costs	0.01	0.01	0.03	0.03
Foreign currency impact of certain intercompany loans (3)	(0.02)	0.09	(0.02)	0.10
Other(4)	0.02	0.03	0.03	0.04
Tax effect of non-GAAP charges	(0.02)	(0.21)	(0.21)	(0.41)
ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED (5)	$0.49	$0.44	$1.71	$1.58

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
NET INCOME (LOSS) (GAAP)	$13,287	$(33,869)	$48,894	$(25,514)
ADJUSTMENTS:
Investment income	(6,754)	(8,293)	(27,574)	(35,827)
Interest expense	5,495	5,462	21,513	20,731
Amortization of debt issuance costs	417	411	1,660	1,843
Income tax provision	5,826	(4,739)	13,489	(1,521)
Depreciation	10,183	9,670	39,689	34,967
Intangible amortization	9,769	8,717	39,057	34,726
EBITDA (NON-GAAP)	$38,223	$(22,641)	$136,728	$29,405
OTHER ADJUSTMENTS:
Acquisition and integration costs	3,346	2,450	18,067	7,347
Restructuring activities and other related charges(1)(6)	(1,138)	45,232	(49)	46,937
Incremental costs attributed to CEO transition(2)	—	16	—	22,362
Contingent Consideration	(1,435)	3,191	(16,720)	3,191
Inventory step-up charges	491	—	1,560	—
Foreign currency impact of certain intercompany loans (3)	(867)	4,883	(867)	5,509
Other(4)	921	1,922	1,628	2,508
ADJUSTED EBITDA (NON-GAAP)	$39,541	$35,053	$140,347	$117,259
NET INCOME (LOSS) MARGIN (GAAP)	6.7%	(20.2)%	6.6%	(4.0)%
ADJUSTED EBITDA MARGIN (NON-GAAP)	20.0%	20.9%	19.0%	18.5%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
COST OF GOODS SOLD (GAAP)	$94,082	$128,706	$352,011	$359,794
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(521)	(533)	(1,630)	(822)
Restructuring activities and other related charges(1)	1,416	(45,079)	2,217	(44,029)
Intangible amortization	(276)	(471)	(1,023)	(471)
Inventory step-up charges	(491)	—	(1,560)	—
ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$94,210	$82,623	$350,015	$314,472
GROSS MARGIN (GAAP)	52.5%	23.2%	52.3%	43.3%
ADJUSTED GROSS MARGIN (NON-GAAP)	52.4%	50.7%	52.6%	50.4%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
R&D EXPENSE (GAAP)	$13,120	$11,677	$54,177	$43,200
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(315)	(164)	(1,996)	(364)
Restructuring activities and other related charges(1)	(58)	—	(889)	(449)
Intangible amortization	(563)	(121)	(2,073)	(121)
ADJUSTED R&D EXPENSE (NON-GAAP)	$12,184	$11,392	$49,219	$42,266

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
SG&A EXPENSE (GAAP)	$74,363	$60,474	$290,508	$263,368
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(2,510)	(1,753)	(14,441)	(6,161)
Restructuring activities and other related charges(1)	(220)	(153)	(1,279)	(2,693)
Incremental costs attributed to CEO transition(2)	—	(16)	—	(22,362)
Intangible amortization	(8,930)	(8,097)	(35,961)	(34,023)
Other(4)	(921)	(1,922)	(1,628)	(2,508)
ADJUSTED SG&A EXPENSE (NON-GAAP)	$61,782	$48,533	$237,199	$195,621

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands, except share data):

(1)
In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during 2025 including severance, employee-related and facility exit costs. Cost of goods sold includes the benefit received from the sale of inventory that had previously been reserved as part of the restructuring plan of $1,704 and $4,972 for the three and twelve months ended December 31, 2025, respectively.
(2)
Includes $16 and $22,362, of incremental stock compensation expense, recorded during the three and twelve months ended December 31, 2024, respectively, attributable to the transition of the Company’s Chief Executive Officer (“CEO”) to Executive Chair of the Board announced by the Company on June 12, 2024. The incremental stock compensation expense was the result of the modification of the unvested equity awards held by the CEO immediately prior to the modification. This resulted in the revalue of his unvested awards and a change in his remaining requisite service period due to his change in duties upon transitioning to Executive Chair of the Board.
(3)
During the three months ended December 31, 2025 and 2024, we recorded foreign currency (gains) and losses on certain intercompany loans of ($867) and $4,883, respectively, and ($867) and $5,509 for the twelve months ended December 31, 2025 and 2024, respectively. The impact is recorded in Other (expenses) income, net within the Consolidated Statements of Operations.
(4)
Includes other expenses that are non-indicative of our ongoing performance and one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(5)
GAAP loss per share - diluted for the three and twelve months ended December 31, 2024, was determined excluding the effect of dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted earnings per share - diluted for the same period was determined based upon diluted shares.
(6)
Excludes $19 of accelerated depreciation related to the restructuring plan for the twelve months ended December 31, 2024. This amount is included in the depreciation line item of this table for that period.